UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 6, 2005

WORLD HEALTH ALTERNATIVES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-51001	04-3613924
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111

Pittsburgh, PA 15235

(Address of Principal Executive Offices / Zip Code)

(412) 829-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 5.02. Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.

Effective October 1, 2005, Martin McGahan was appointed interim Chief Financial Officer of World Health Alternatives, Inc. (the “Company”) to serve on an interim basis pursuant to the previously disclosed Letter Agreement between the Company and Alvarez & Marsal, LLC, during the term of its engagement. Certain information regarding Mr. McGahan follows.

Martin McGahan, age 39, has served as the interim Chief Financial Officer of the Company since October 1, 2005. Mr. McGahan became a Senior Director of Alvarez & Marsal, LLC in June, 2005. Prior to joining Alvarez and Marsal, LLC, from June, 2001 to November, 2004, Mr. McGahan served first as Chief Financial Officer and then in January, 2004 as President and Chief Operating Officer of HealthTronics Surgical Services, Inc., a provider of minimally invasive urological services and medical devices. From March, 2000 to June, 2001, Mr. McGahan acted as Director of HealthMarket, Inc., a provider of health benefits and insurance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By:	/s/ Scott Phillips
Scott Phillips, Chief Restructuring Officer

Date: October 6, 2005